UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2021

CM LIFE SCIENCES III INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Corvex Management LP 667 Madison Avenue New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 474-6745

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	CMLTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CMLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2021, the board of directors (the “Board”) of CM Life Sciences III Inc. (the “Company”) determined to increase the size of the Board from six directors to seven directors, and appointed Dr. Amy Abernethy, M.D., Ph.D. to the newly created directorship, effective August 2, 2021. Dr. Abernethy will serve as a Class II director until the Company’s second annual meeting of stockholders and until her successor is duly elected and qualified (or her earlier death, resignation or removal).

Dr. Abernethy is the President of the Clinical Research Business of Verily Life Sciences, Inc., an Alphabet Company founded at the convergence of healthcare, data science and technology, building integrated solutions to improve health. Before joining Verily in July, Dr. Abernethy was Principal Deputy Commissioner and Acting Chief Information Officer of the U.S. Food & Drug Administration (the “FDA”) from February 2019 to April 2021. During her tenure at the FDA, Dr. Abernethy initiated multiple critical efforts including FDA’s technology and data modernization action plans and FDA’s efforts to leverage real-world data and evidence to address critical questions during the COVID-19 pandemic. From July 2014 to January 2019, Dr. Abernethy was Chief Medical Officer and Chief Scientific Officer at Flatiron Health, Inc., a healthcare technology company. Before joining Flatiron, Dr. Abernethy was Professor of Medicine at Duke University School of Medicine from November 2008 to July 2015 and Director of the Center for Learning Health Care in the Duke Clinical Research Institute from March 2012 to July 2015. She was also Director of the Duke Cancer Care Research Program in the Duke Cancer Institute between 2008 and 2015. Dr. Abernethy received her B.A. in Biochemistry from the University of Pennsylvania and her M.D. from the Duke University School of Medicine. She also received a Ph.D. from Flinders University in Australia, focused on evidence-based medicine. Dr. Abernethy previously served on the Board of Directors of athenahealth, Inc., a software platform company offering medical practice automation and claims management services, and CareDx, Inc., a transplantation diagnostics company.

The Board has affirmatively determined that Dr. Abernethy meets the applicable standards for an independent director under the listing rules of the Nasdaq Stock Market LLC.

In connection with her appointment, Dr. Abernethy is expected to enter into an indemnity agreement, registration rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration rights agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering. In addition, CMLS Holdings III LLC (the “Sponsor”) transferred 200,000 shares of Class B common stock, par value $0.0001 per share, of the Company to Dr. Abernethy for the same per-share price initially paid by the Sponsor. Other than the foregoing, Dr. Abernethy is not party to any arrangement or understanding with any person pursuant to which she was appointed as director, nor is she party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CM LIFE SCIENCES II INC.

By:	/s/ Brian Emes
Name:	Brian Emes
Title:	Chief Financial Officer and Secretary

Dated: August 3, 2021

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